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                                                                 Exhibit 10.21.2


      Memorandum, dated September 6, 1995, relating to Harry J. D'Andrea's employment agreement.
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                                   MEMORANDUM

TO:   Participant in the Key Employee Retention Plan

FROM: Caterair International Corporation and Onex Food Services, Inc.

DATE: September 6, 1995

RE: Benefits Under the Caterair International Corporation Key Employee Retention Plan

                             * * * * * * * * * * *

     Caterair International Corporation ("Caterair") has adopted the Caterair International Corporation Key Employee Retention Plan (the "KERP") to provide certain benefits to key employees of Caterair, in connection with the proposed leasing transaction (the "Transaction") between Caterair and Onex Food Service, Inc. and it subsidiaries ("OFSI"). The purpose of the KERP is to provide an incentive to certain key employees to continue working for Caterair until the Transaction closes. The KERP also provides a severance benefit to employees who are involuntarily terminated by Caterair, Caterair International, Inc. ("CII") or Sky Chefs, Inc. ("LSG/SKY Chefs") within 36 months after the Transaction occurs. An outline of these benefits and how they impact you follows.

- -    One of the primary goals of Caterair and OFSI in connection with the
Transaction is to retain talented key employees such as yourself. Accordingly, we encourage you to apply for any open-posted position with CII or LSG/SKY Chefs. You may obtain information regarding such available positions from the Career Opportunity Program through the Posted Job Opportunity Notices. Some of you have been designated as incumbents to your current position and we encourage you to give that position your highest consideration.

- -    Regardless of whether you choose to apply for and/or obtain another position with CII or LSG/SKY Chefs, we encourage you to continue your employment with Caterair through the close of the Transaction which we believe will occur on or about September 30, 1995. If you continue your employment with Caterair until the close of the Transaction you will receive a retention bonus under the KERP.

- -    It is expected that after September 30, 1995, Caterair International
Corporation will no longer have employees, but we anticipate we will need your services as an employee of either CII or LSG/SKY Chefs through a transition period. We are in the process of identifying appropriate transition periods and before September 26, 1995, will communicate to you on an individualized basis the date through which your services as a transition resource will be necessary (the "Transition Severance Date").

- -    Designated transition employees of CII and LSG/SKY Chefs will be entitled to all benefits provided to CII or LSG/SKY Chefs employees under its employee benefit plans. These benefits include, but are not limited to, medical, dental, accidental death and dismemberment and life insurance benefits.


BENEFITS UNDER THE CATERAIR INTERNATIONAL
CORPORATION KEY EMPLOYEE RETENTION PLAN - Page 1



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- -    Since you will have a new employer, you may be required to complete some portion of the standard employment process which includes completing forms and taking a drug test. We will try to make the process as simple as possible. Please note that in connection with your change of employer, CII or LSG/SKY Chefs will do its best to make sure that you are not subject to duplicative FICA and other employment taxes.

- -    If you have not secured another position with CII or LSG/SKY Chefs by your
Transition Severance Date, you will be entitled to severance benefits under the KERP.

- - If you receive communications that your services as a transition employee are not needed before your Transition Severance Date, you will still be entitled to receive your regular compensation and life, medical, dental, accident and disability benefits (at employee rates), through your Transition Severance Date, in addition to the benefits under the KERP.

- -    If you accept the offer of a full-time position with CII or LSG/SKY Chefs and then are involuntarily terminated on or before September 30, 1998, you also will be entitled to the KERP severance benefits.

- -  KERP severance benefits include:

        - A severance benefit payable, at your election, in the form of a lump sum or equal installments during the Severance Period specified in your Award Letter (referred to as the "Severance Period").

        - Continued coverage for you and your dependents and immediate family, if any, at employee rates under the life, medical, dental, accident and disability insurance plans and policies in which you participate at the time you cease working for CII or LSG/SKY Chefs until the earlier of (i) the last day of the Severance Period or (ii) the date on which you become eligible for coverage under comparable plans of a new employer. At the end of this period, you and your eligible dependents may elect to continue your medical and dental coverage for 18 months (29 months in cases of disability) at regular COBRA rates.

Benefits under the KERP are in addition to any other benefits to which you may be entitled from Caterair, CII or LSG/SKY Chefs. If you are terminated before the last day of the 1995 or 1996 calendar year, the amount of employer contributions credited to your account for that year under the 401(k) plan will be paid to you outside the plan as additional compensation.

BENEFITS UNDER THE CATERAIR INTERNATIONAL
CORPORATION KEY EMPLOYEE RETENTION PLAN - Page 2

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                           ACKNOWLEDGMENT OF RECEIPT


        I acknowledge that I received a copy of the memorandum explaining benefits under the Caterair International Key Employee Retention Plan on Wednesday, September 6, 1995, and that the memorandum has been reviewed with me by a representative of Caterair International Corporation or LSG/SKY Chefs.


9/21/95                                   /s/ Harry J. D'Andrea
- -----------                               -------------------------------
(Date)                                    Harry J. D'Andrea



BENEFITS UNDER THE CATERAIR INTERNATIONAL
CORPORATION KEY EMPLOYEE RETENTION PLAN -- Page 3